                                                                      Exhibit 5




                                 [LETTERHEAD]




                                                           October 1, 1997

Riverwood International Corporation
3350 Cumberland Circle
Suite 1400
Atlanta, Georgia 30339


                          Registration Statement on Form S-4
                        of Riverwood International Corporation
                             (Registration No. 333-33499)
                        --------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Riverwood International Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (as amended, the "Registration Statement"), which includes a form of prospectus (the "Prospectus") relating to the proposed exchange by the Company of $250,000,000 aggregate principal amount of its 10-5/8% Senior Notes due 2007, (the "Existing Notes") for $250,000,000 aggregate principal amount of its 10-5/8% Senior Notes due 2007, (the "New Notes"), which are to be registered under the Act.

Riverwood International Corporation                       October 1, 1997




         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         We are of the opinion that the New Notes to be offered pursuant to the Registration Statement will be validly issued and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in an action at law or in equity).

         We express no opinion as to the effect of any Federal or state laws regarding fraudulent transfers or conveyances.

         We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            /s/ Debevoise & Plimpton
                                            -------------------------
                                                Debevoise & Plimpton


                                       2